Exhibit 99.1

Metalline Mining Company 6400 South Fiddlers Green Circle, #950 Greenwood Village, CO 8011	Phone: 604-687-5800 email: info@metallinemining.com Web site: www.metallinemining.com

For Release August 26, 2010

Metalline Common Stock Begins Trading on the Toronto Stock Exchange

Greenwood Village, Colorado – Metalline Mining Company (MMG: NYSE Amex; MMZ: Toronto Stock Exchange) is pleased to announce that it has received final approval for the listing of its common stock on the Toronto Stock Exchange.  Starting on August 26, 2010, Metalline’s common stock began trading on the Toronto Stock Exchange under the symbol “MMZ”.  Metalline’s common stock will also continue to trade on the NYSE Amex under the symbol “MMG”.

As a result of the merger transaction completed with Dome Ventures Corporation in April 2010, Metalline has a significant number of Canadian shareholders.  Metalline is optimistic that the dual listing of its common stock on the Toronto Stock Exchange and the NYSE Amex will provide additional liquidity to Metalline’s current and future shareholders, as well as provide increased following and presence in the Canadian investment community.

About Metalline Mining Company

Metalline Mining Company is focused on the acquisition, exploration and development of mineral properties.  Metalline currently owns mineral concessions in the municipality of Sierra Mojada, Coahuila, Mexico and holds licenses in Gabon, Africa.  Metalline conducts its operations in Mexico through its wholly owned Mexican subsidiaries, Minera Metalin S.A. de C.V. and Contratistas de Sierra Mojada S.A. de C.V.  To obtain more information on Metalline Mining Company, visit the Company's web site (www.metallinemining.com).

Forward-Looking Statements

This news release contains forward-looking statements regarding future events and Metalline's future results that are subject to the safe harbors created under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act") and constitute “forward looking information” within the meaning of Canadian securities laws.  These statements include statements about Metalline’s planned drilling program and are based on material factors and assumptions including Metalline’s management’s current expectations, estimates, forecasts, and projections about the industry in which Metalline operates and the beliefs and assumptions of Metalline's management.  Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "may," variations of such words, and similar expressions, are intended to identify such forward-looking statements.  In addition, any statements that refer to projections of Metalline's future financial performance, Metalline's anticipated growth and potentials in its business and other characterizations of future events or circumstances are forward-looking statements.  Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including the risk that Metalline’s drill program may not be successful or result in the discovery of commercially mineable deposits of ore and those risks identified in  Metalline's Annual Report on Form 10-K for the fiscal year ended October 31, 2009 under "Risk Factors, " and in subsequent reports filed with the Securities and Exchange Commission.  Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.  Metalline undertakes no obligation to revise or update any forward-looking statements for any reason.